FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY VP FUNDS TRUST
811-03833
For Period Ended 6/30/2016


The following documents were previously filed with Post-Effective Amendment No. 88 to the Registrant's registration statement filed on May 2, 2016, accession number 0001144204-16-098026.

 Investment Advisory Contracts
1
Amendment dated January 15, 2016 to the Management
Agreement


2
Amendment dated May 1, 2016 to the Management
Agreement


3
Interim Subadvisory Agreement dated January 15, 2016 between NYLIM and MacKay Shields (VP ARMS)


4
Interim Subadvisory Agreement dated January 15, 2016 between NYLIM and Cornerstone Holdings (VP ARMS)


5
Amendment dated February 28, 2016 to the Winslow
Subadvisory Agreement


6
Interim Subadvisory Agreement dated January 15, 2016 between NYLIM and Cushing (VP ARMS)


7
Amendment dated April 5, 2016 to the Cushing
Subadvisory Agreement


8
Interim Subadvisory Agreement dated January 15, 2016 between NYLIM and Candriam France S.A.S.


9
Subadvisory Agreement dated April 5, 2016  between
NYLIM and Candriam France S.A.S.










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